Exhibit 4.2

                    SPECIMEN PUBLIC OFFERING UNIT CERTIFICATE

     NUMBER                                                              UNITS
U-__________________

     SEE REVERSE FOR
         CERTAIN
       DEFINITIONS

                   VECTOR INTERSECT SECURITY ACQUISITION CORP.

                                                                   CUSIP

          UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
                   EACH TO PURCHASE ONE SHARE OF COMMON STOCK
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THIS CERTIFIES THAT
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is the owner of                                                          Units.
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Each Unit ("Unit") consists of one (1) share of common stock, par value $.001 per share ("Common Stock"), of VECTOR INTERSECT SECURITY ACQUISITION CORP., a
Delaware corporation (the "Company"), and one warrant (the "Warrant"). Each
Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a Business Combination (as defined in the Company's Amended and Restated Certificate of Incorporation (the
"Certificate of Incorporation")) with a Target Business (as defined in the
Certificate of Incorporation) or (ii) ______________, 2007 and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2011, or
earlier upon redemption (the "Expiration Date"). The shares of Common Stock and
Warrants comprising the Units represented by this certificate will trade separately on the 20th trading day following the earlier to occur of the expiration of the underwriter's over-allotment option or its exercise in full unless the representative of the underwriters informs the Company of its determination that an earlier separate trading date in acceptable; provided, however, in no event will the representative of the underwriters allow separate trading of the Common stock and Warrants until the Company files with the
Securities and Exchange Commission, an audited balance sheet reflecting the
Company's receipt of the gross proceeds of the offering of the Units. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the Company and American Stock Transfer & Trust Company, as Warrant
Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the
Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.
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By
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------- ------------------------------------- ----------------------------------
              Chief Executive Officer           Secretary
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                   VECTOR INTERSECT SECURITY ACQUISITION CORP.

                                    CORPORATE
                                      SEAL

                   VECTOR INTERSECT SECURITY ACQUISITION CORP.

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  -  as tenants in common
         TEN ENT  -  as tenants by the entireties
         JT TEN  -   as joint tenants with right of survivorship
                     and not as tenants in common
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UNIF GIFT MIN ACT -                Custodian
------------------------ --------- ------------ --------------------------------
                          (Cust)                (Minor)
------------------------ --------- ------------ --------------------------------
                         under Uniform Gifts to Minors
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                         Act
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                                          (State)
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Additional Abbreviations may also be used though not in the above list.

         For value received, _____________ hereby sell, assign and transfer unto
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   PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
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                                                                        Units
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represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                       Attorney
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to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
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                                ------------------------------------------------
                                NOTICE: The signature to this assignment must
                                        correspond with the name as written upon
                                        the face of the certificate in every
                                        particular, without alteration or
                                        enlargement or any change whatever.

                                       2

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).

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